UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 22, 2018 (Date of earliest event reported)
REVA MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54192	33-0810505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5751 Copley Drive, San Diego, CA	92111
(Address of principal executive offices)	(Zip Code)

(858) 966-3000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01   Regulation FD Disclosure

On September 22, 2018, REVA Medical, Inc. (“REVA” or the “Company”) presented four key data sets demonstrating the capabilities of the Company’s Fantom® bioresorbable scaffold (“BRS”) at the Transcatheter Cardiovascular Therapeutics (“TCT”) conference being held September 21st through September 25th in San Diego, California, USA. The presentations included new procedural data from an indication expansion study in patients experiencing acute heart attacks as well as positive clinical and imaging results of the Fantom BRS through two years.

FANTOM STEMI Procedural Results

New data from the FANTOM STEMI pilot study showed procedural success and clinical utility of the Fantom bioresorbable scaffold in a series of nine patients with acute heart attacks called ST-segment elevated myocardial infarction (“STEMI”). Patients experiencing a STEMI are a new patient population for Fantom. While these patients have a higher risk of complications than stable patients, the characteristics of their arterial blockages are typically well suited to BRS. The data were presented by Dr. Lukasz Koltowski from the Medical University of Warsaw in Warsaw, Poland.

FANTOM II Clinical Results

Two-year clinical results from the FANTOM II study were presented by Dr. Yuichi Saito from the Yale University School of Medicine in New Haven, Connecticut, USA. The data demonstrated safety and efficacy of Fantom at two years with the following outcomes:

•	Low 5.0% rate of Major Adverse Cardiac Events (“MACE”)
•	A single very late scaffold thrombosis event for a rate of 0.4%

FANTOM II Imaging Results

Two-year optical coherence tomography (“OCT”) imaging results from the FANTOM II study were presented by Dr. Neils Holm from the Aarhus University Hospital in Aarhus, Denmark. The data showed an excellent healing profile for Fantom with sustained vessel lumen patency and no evidence of chronic scaffold recoil through two years.

FANTOM Clinical Review

Dr. Ulf Landmesser, Professor of Cardiology at Charité Universitätsmedizin Berlin in Berlin, Germany delivered a comprehensive presentation of the Fantom BRS program. In addition to reviewing available clinical data, Dr. Landmesser provided an update on the Fantom Post Market Trial which is currently enrolling in Europe to evaluate the safety of Fantom in routine clinical practice.

The presentation materials delivered at the conference are attached hereto.  Copies of the presentations are also posted under the Investor Relations section of REVA’s website at www.revamedical.com.

Limitation of Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, this information including the Exhibit is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Current Report on Form 8-K will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD.

Item 9.01  Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
99.1

Presentation entitled “Primary PCI in STEMI with sirolimus eluting FANTOM bioresorbable vascular scaffold first guided with optical coherence tomography – acute results from a FANTOM STEMI pilot study”

99.2	Presentation entitled “FANTOM II Trial: Safety & Performance Study of the Fantom Sirolimus-Eluting Bioresorbable Coronary Scaffold – 24-Month Follow-Up Clinical Outcomes Final Results”
99.3	Presentation entitled “Two-year healing patterns after implantation of the FANTOM bioresorbable scaffold”
99.4	Presentation entitled “On-going Activities with a Radiopaque Tyrosine-Carbonate-Based Polymeric BRS: Fantom”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REVA Medical, Inc.

Date: September 24, 2018	/s/ Brandi L. Roberts
Brandi L. Roberts
Chief Financial Officer and Corporate Secretary